Exhibit 99.3

FORM OF CONSENT TO BE NAMED DIRECTOR

The undersigned,                             , hereby consents to be named in the Registration Statement on Form S-4 of Xcyte Therapies, Inc. (“Xcyte”), initially filed January 23, 2006 (No. 333-131225) under the heading “Management” as a person would become a director of Xcyte upon the completion of the transactions contemplated by the Stock Purchase Agreement, dated as of December 15, 2005, by and between Xcyte and Cyclacel Group plc, as amended.

Dated: January 23, 2006

Name: